As filed with the Securities and Exchange Commission on October 31, 2007

Registration No. 333-122317

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RYERSON INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-3425828
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

RYERSON PROCUREMENT CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware	36-4380907
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2621 West 15th Place

Chicago, Illinois 60608

(773) 762-2121

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Terence R. Rogers

Chief Financial Officer

2621 West 15th Place

Chicago, Illinois 60608

(773) 762-2121

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

with copies to:

James W. Loss

Bingham McCutchen LLP

600 Anton Boulevard

18th Floor

Costa Mesa, California 92626

(714) 830-0626

Approximate date of commencement of proposed sale of the securities to the public:	Not applicable.	Deregistration of unsold securities.

If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

DEREGISTRATION OF SECURITIES

On January 26, 2005, Ryerson Inc., a Delaware corporation (the “Company”), and Ryerson Procurement Corporation, a Delaware corporation (“RPC”), filed a registration statement on Form S-4, Registration No. 333-122317 (the “Registration Statement”), with respect to $150,000,000 in aggregate principal amount of 8-1/4% Series B Senior Notes Due 2011 of the Company and the guarantee by RPC related to such debt securities.

On October 19, 2007 (the “Effective Date”), the Company consummated the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 24, 2007, by and among Rhombus Holding Corporation (“Parent”), Rhombus Merger Corporation (“Sub”) and the Company. Pursuant to the terms of the Merger Agreement, Sub merged with and into the Company, with the Company continuing as the surviving corporation. In accordance with the Merger Agreement, on the Effective Date, each outstanding share of Common Stock and Series A $2.40 Cumulative Convertible Preferred Stock of the Company (other than treasury shares and shares held by shareholders who properly exercised appraisal rights under Delaware law) was automatically converted into the right to receive $34.50 in cash. As a result of such transactions, the Company is a privately-held, wholly-owned subsidiary of Parent.

The offering contemplated by the Registration Statement has terminated by virtue of the expiration of the Company’s and RPC’s contractual obligation to maintain the effectiveness of the Registration Statement. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration, by means of a Post-Effective Amendment, any of the securities being registered which remain unsold at the termination of the offering, the Company and RPC are filing this Post-Effective Amendment to the Registration Statement to deregister all the securities registered under the Registration Statement which remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 29th day of October, 2007.

RYERSON INC.

By:	/S/ Terence R. Rogers
Name: Terence R. Rogers Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated below on October 29, 2007.

Signature	Title

/S/ Robert Archambault Robert Archambault	Chief Executive Officer (Principal Executive Officer)

/S/ Terence R. Rogers Terence R. Rogers	Chief Financial Officer (Principal Financial Officer)

/S/ Lily L. May Lily L. May	Vice President and Controller (Principal Accounting Officer)

** Tom Gores	Director

** Eva M. Kalawski	Director

** Robert J. Wentworth	Director

Jacob Kotzubei	Director

**By: /S/ Terence R. Rogers

Name: Terence R. Rogers Title: Attorney in fact

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 29th day of October, 2007.

RYERSON PROCUREMENT CORPORATION

By:	/S/ Terence R. Rogers
Name: Terence R. Rogers Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated below on October 29, 2007.

Signature	Title

/S/ Leslie M. Norgren Leslie M. Norgren	President and Chief Procurement Officer (Principal Executive Officer)

/S/ Terence R. Rogers Terence R. Rogers	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

** Eva M. Kalawski	Director

**By: /S/ Terence R. Rogers Name: Terence R. Rogers

Title: Attorney in fact

II-2

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

24.1	Powers of Attorney